SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

 Date of Report (Date of earliest event reported) June 19, 1997



                   SOUTHERN TIMBER PARTNERS I
          (formerly Hutton Southern Timber Partners I)
     (Exact name of registrant as specified in its charter)



      Georgia                    0-11027               56-1303554
State or other jurisdiction     Commission            IRS Employer
  of incorporation             File Number         Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn.: Andre Anderson                  10285
Address of principal executive offices            Zip Code

Registrant's telephone number, including area code (212) 526-3237



Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

       On June 19, 1997 Southern Timber Partners 1 (the "Registrant") completed a sale of approximately 4,657 acres of the Estes Tract to the State of Florida for net proceeds of $2,978,430 and a net loss of approximately $32,000. On June 30, 1997, the Partnership paid a cash distribution of $100.00 per Unit to Limited Partners of record on April 1, 1997, as a result of the completion of the sale of the entire Estes Tract.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                         SOUTHERN TIMBER PARTNERS I

                         BY:  Southern Timber Resources Corp.
                              General Partner



Date:  July 9, 1997      BY: /s/ Robert J. Hellman
                                 Robert J. Hellman
                         Title:  President and Chief Financial Officer